Exhibit (22) - Subsidiaries of the Registrant

    The following is a list of subsidiaries of the Company and subsidiaries of such subsidiaries (which are indented) except those which are considered in the aggregate as a single subsidiary would not constitute a significant subsidiary at March 31, 1996. All subsidiaries, with the exception of the 510 Company and 4949 Partnership, are owned 100% by their respective parents.


                                                       State of
                    Subsidiary                       Incorporation
  --------------------------------------------       -------------
   NEI Properties, Inc.                                Delaware
     NEF Corporation                                   Florida
     Lake Forest Enterprises, Inc.                     Louisiana
     NEI Corporation, Alabama                          Alabama
     Lake Forest, Inc.                                 Louisiana
       510 Company                                     Louisiana
       4949 Partnership                                Louisiana
       Eastover Apartments, Inc.                       Louisiana
       Eastover Builders, Inc.                         Louisiana
       Eastover Condominiums, Inc.                     Louisiana
       Eastover Construction, Inc.                     Louisiana
       Eastover Corporate Park, Inc.                   Louisiana
       Eastover Country Club, Inc.                     Louisiana
       Kenilworth Development Corporation, Inc.        Louisiana
       Eastover Home Builders, Inc.                    Louisiana
       Eastover Industrial Park, Inc.                  Louisiana
       Eastover Office Park, Inc.                      Louisiana
       Eastover Townhomes, Inc.                        Louisiana
       Rivergate Realty, Inc.                          Louisiana
       Stacrat Corporation                             New York
     National Equities of Florida, Inc.                Florida
     Lake Kenilworth, Inc.                             Louisiana
     Southern Equities, Inc.                           Florida
     Dynamic Development Corporation                   Florida

All of the above subsidiaries are included in the consolidated financial statements of the Company.